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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-2 registration statement of our report dated March 22, 2002 with respect to the consolidated balance sheets of SanVision Technology Inc. as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999, 2000 and 2001 included in the SVT Inc. Form 10-K for the year ended December 31, 2001, and all references to our Firm included in this Form S-2 registration statement.


                                       /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
May 20, 2002